UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On March 10, 2017, Sun BioPharma, Inc. (the “Company”) entered into Note Purchase Agreements (the “Purchase Agreements”) with the investors named therein (the “Investors”) and closed the transactions governed thereby. Pursuant to the March 10, 2017 Purchase Agreements, the Company issued to the Investors $870,000 in original principal amount of unsecured convertible promissory notes (the “Notes”). To date, the Company has received a total of $2,365,000 in gross proceeds in connection with the issuance of Notes in the February 17, 2017, March 3, 2017, and March 10, 2017 closings.

Amounts borrowed under the Notes are scheduled to mature on December 1, 2018 and will bear interest at a rate of 5.0% per annum. Principal and interest on the Notes are payable at maturity. The Company may prepay the Notes in whole or in part at any time without penalty or premium. The Notes may be converted into shares of common stock or other securities of the Company upon certain triggering events as described in the Notes, including certain transactions and upon the request of a holder of any Note. Upon the occurrence of certain events of default, the Notes require the Company to repay the unpaid principal amount of the Notes and any unpaid accrued interest. The Company expects to use the net proceeds from the sales of the Notes for working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Notes are summaries and qualified by reference to the full text of such documents, which is filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item.

Item 3.02     Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference. In the absence of an event triggering another conversion method, the holders of the notes are entitled to convert the Notes into shares of common stock of the Company at a conversion price of $1.01. If every holder exercised that conversion right, the original principal amount of the Notes would result in the issuance of 2,341,584 shares of common stock.

All of the foregoing securities were to a limited number of persons who were “accredited investors” or “sophisticated investors,” as those terms are defined in Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (“SEC”), without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. In addition, each such person had prior access to all material information about our Company and represented to us in writing (i) that they were an accredited investor or sophisticated investor investing with the assistance of a purchaser representative, (ii) that they were acquiring the common stock, warrants or promissory notes, each as applicable, for their own account and not with a view to distribute them and (iii) that the common stock, warrants or promissory notes each investor acquired were restricted securities. The Company also caused the filing of a notice on Form D with the SEC with respect to the transactions. Based on the foregoing, we believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) thereof. Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Item 9.01      Financial Statements and Exhibits.

10.1	Form of Note Purchase Agreement, by and among the Company and the Investors. (incorporated by reference to Exhibit 10.1 to current report on Form 8-K, filed March 6, 2017)

10.2	Form of Convertible Promissory Note. (incorporated by reference to Exhibit 10.2 to current report on Form 8-K, filed March 6, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: March 16, 2017	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Form of Note Purchase Agreement, by and among the Company and Investors.	Incorporated by Reference

10.2	Form of Convertible Promissory Note.	Incorporated by Reference